                                  Exhibit 23.1



                               Consent of Counsel

         Miller, Hamilton, Snider & Odom, L.L.C., consents to the use of its name in the Prospectus, which is a part of the Registration Statement on Form S-8, under the heading "LEGAL OPINIONS," and to the inclusion of our opinion as in exhibit to the registration statement.

                                        MILLER, HAMILTON, SNIDER & ODOM, L.L.C.




                                        BY:  /s/ Michael D. Waters
                                           ------------------------------------
                                              Michael D. Waters


                                        DATED:  August 26, 1996
                                              ---------------------------------